UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 3, 2010

iStar Financial Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-15371	95-6881527
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1114 Avenue of the Americas, 39th Floor New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 930-9400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On May 3, 2010, several subsidiaries of iStar Financial Inc. (the “Sellers”) entered into two Purchase and Sale Agreements (the “Purchase Agreements”) with TRT Acquisitions LLC (the “Buyer”), a subsidiary of Dividend Capital Total Realty Trust, Inc., under which the Sellers have agreed to sell, and the Buyer has agreed to purchase, a portfolio of 33 real properties, or interests therein, on the terms and subject to the conditions set forth in the Purchase Agreements.  The properties being sold are leased to third party corporate tenants, primarily on a triple net lease basis.  The aggregate purchase price of the properties is $1,402,500,000.00 in cash, adjusted for closing costs and customary prorations of taxes, operating expenses, leasing costs and other items.

The Buyer has made an initial earnest money deposit in respect of the transactions, but the Buyer’s obligations to complete the transaction remain subject to completion of due diligence and obtaining sufficient financing.  The parties’ obligations to complete the transaction also remain subject to customary closing conditions.  If requested by the Buyer, iStar Financial Inc. will provide the Buyer with up to $125 million in mezzanine financing after the Buyer has obtained a commitment for senior financing.

iStar Financial Inc. currently expects that the closing of the transactions will occur in the second quarter of 2010; however, closing is subject to a number of conditions, as described above, and there can be no assurance that the transactions will be consummated on the terms described above or at all.

Forward Looking Statements

Certain statements in this report, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which cause actual results or outcomes to differ materially from those contained in the forward-looking statements.  We undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  In assessing all forward-looking statements, readers are urged to read carefully all cautionary statements contained in our other SEC filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

iSTAR FINANCIAL INC.

Date: May 4, 2010	By:	/s/Jay Sugarman
Jay Sugarman
Chairman and Chief Executive Officer